Exhibit 10.2

LOAN TERMINATION AGREEMENT

September 1, 2023

THIS LOAN TERMINATION AGREEMENT (this “Agreement”), dated as of September 1, 2023, by and between CGSF Group LLC (formerly known as CGV Group LLC) (“Borrower”) and SFNY Holdings, Inc. (“Lender”). Borrower and Lender may be referred to individually as, a “Party” and are collectively referred to as, the “Parties”).

WHEREAS, the Borrower and the Lender entered into that certain amended and restated loan agreement (the “Loan Agreement”) August 24, 2021, by and between the Borrower and the Lender;

WHEREAS, the loan made to the Borrower pursuant to the Loan Agreement has been evidenced by a promissory note (the “Note”, together with the Loan Agreement and any other agreement entered into in connection with the Loan Agreement, all as amended or extended from time to time., the “Loan Documents”) in the principal amount of $18,000,000 and in form and substance satisfactory to the Lender;

WHEREAS, the Borrower and the Lender mutually agree to terminate and retire the Loan Documents with this Agreement;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

Article I.Termination of the Loan Documents

Section 1.01As of the Effective Date, the Loan Agreement and any Loan Document is hereby terminated and retired in its entirety, and shall be of no further force or effect.

Section 1.02Lender agrees to execute such documents as reasonably requested by Borrower to evidence the termination of the Loan Documents.

Article II.Waiver and Release of Obligations

Section 2.01The Parties hereby agree  in consideration of the mutual promises set forth in this Agreement, irrevocably and unconditionally release and forever discharge each other and their affiliated entities and each of their respective agents, directors, officers, managers, employees, representatives, attorneys, predecessors, successors and assigns, and all persons acting by, through, under or in concert with any of them (“Releasees”) of and from any and all claims, assertion of claims, expenses, debts, demands, actions, causes of action, suits, liabilities, and/or expenses (including attorneys’ fees) of any nature whatsoever (“Claims”), whether or not now known, suspected or claimed, which they ever had, now have, or hereafter acquire, both at law and in equity, arising out of any fact or matter in any way existing as of the Effective Date, relating to any and all claims arising out of or related to (a) any loans and loan arrangements, rights and obligations contained in the Loan Agreement and the Note and (b) any other Loan Documents.

Section 2.02Each Party covenants and agrees never to commence, voluntarily aid in any way prosecute or cause to be commenced or prosecuted against the Releasees hereunder any action or other proceeding based upon any such Claims.

Article III.General Provisions

Section 3.01 Entire Agreement. This Agreement, together with the Loan Documents, contain the entire agreement between the Lender and the Borrower with respect to the matters hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

Section 3.02 Assignment. This Agreement shall be binding on and inure to the benefit of Borrower and Lender and their respective successors and assigns.

Section 3.03 Governing Law. This Agreement shall be governed by and construed in accordance with applicable federal laws and the laws of the State of Delaware, without regard to the State’s conflict of laws provisions to the extent that the application of the law of another jurisdiction would be required thereby.

Section 3.04Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by electronic means, including, without limitation, by facsimile transmission or by electronic delivery in portable document format (“.pdf”) or tagged image file format (“.tif”), shall constitute the valid and binding signature of such party with the same effect as if it were an original signature endorsed on this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement as of the date first above written (the “Effective Date”).

LENDER:

SFNY HOLDINGS INC.

By:	/s/ Tim Conder
Name: Tim Conder
Title: President

BORROWER:

CGSF GROUP, LLC By: Standard Farms New York, LLC Its: Manager

By:	/s/ Sean Power
Name: Sean Power
Title: Authorized Person